BIOTECHNOLOGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.6%

Enzon Pharmaceuticals, Inc.*†

61,018 $

581,502

Progenics Pharmaceuticals,

Genentech, Inc.*

102,074 $

6,846,103

Inc.*

31,176

563,350

Gilead Sciences, Inc.*

129,320

5,950,013

Dendreon Corp.*†

89,770

558,369

Amgen, Inc.*†

120,253

5,584,549

Ligand Pharmaceuticals, Inc. —

Genzyme Corp.*

53,756

4,001,597

Class B†

115,420

557,479

Biogen Idec, Inc.*†

57,039

3,246,660

MannKind Corp.*†

68,487

545,157

Celgene Corp.*

62,911

2,907,117

XOMA Ltd.*†

158,194

536,278

Millennium Pharmaceuticals,

InterMune, Inc.*†

39,454

525,922

Inc.*†

152,868

2,289,963

Arena Pharmaceuticals, Inc.*

65,549

513,249

Cephalon, Inc.*†

25,839

1,854,207

Geron Corp.*†

83,600

474,848

BioMarin Pharmaceuticals,

Array Biopharma, Inc.*†

56,259

473,701

Inc.*†

52,350

1,853,190

Keryx Biopharmaceuticals,

OSI Pharmaceuticals, Inc.*

36,054

1,748,980

Inc.*†

55,639

467,368

Onyx Pharmaceuticals, Inc.*†

30,700

1,707,534

Acadia Pharmaceuticals, Inc.*†

42,000

464,940

Amylin Pharmaceuticals, Inc.*†

45,764

1,693,268

Momenta Pharmaceuticals,

ImClone Systems, Inc.*†

38,533

1,656,919

Inc.*†

48,183

344,027

United Therapeutics Corp.*†

15,535

1,516,993

Vanda Pharmaceuticals, Inc.*†

36,300

249,744

Alexion Pharmaceuticals,

Genomic Health, Inc.*†

27

611

Inc.*†

19,916

1,494,297

Qiagen N.V. *

5

________

105

Pharmion Corp.*†

23,362

1,468,535

Total Common Stocks

Regeneron Pharmaceuticals,

(Cost $40,988,972)

________

74,383,217

Inc.*†

52,660

1,271,739

Face

Vertex Pharmaceuticals, Inc.*†

52,983

1,230,795

Amount

Savient Pharmaceuticals, Inc.*†

51,923

1,192,671

REPURCHASE AGREEMENTS 0.6%

Myriad Genetics, Inc.*†

23,830

1,106,189

Cepheid, Inc.*†

41,400

1,090,890

Collateralized by U.S. Treasury

PDL BioPharma, Inc.*†

62,235

1,090,357

Obligations

LifeCell Corp.*†

25,100

1,082,061

Lehman Brothers Holdings, Inc.

Human Genome Sciences,

issued 12/31/07 at 1.00% due

Inc.*†

101,335

1,057,937

01/02/08

$

459,662

________

459,662

Alkermes, Inc.*†

64,772

1,009,795

Total Repurchase Agreements

Isis Pharmaceuticals, Inc.*†

63,157

994,723

(Cost $459,662)

________

459,662

Applera Corp. - Celera Group*

61,744

979,877

SECURITIES LENDING COLLATERAL 32.9%

Cubist Pharmaceuticals, Inc.*†

43,620

894,646

Investment in Securities Lending Short

Incyte Corp.*

88,957

894,018

Term

Medarex, Inc.*†

81,844

852,814

Investment Portfolio Held

Martek Biosciences Corp.*†

28,800

851,904

by U.S. Bank

24,606,063

________

24,606,063

Alnylam Pharmaceuticals,

Total Securities Lending Collateral

Inc.*†

27,952

812,844

(Cost $24,606,063)

24,606,063

______

______

Zymogenetics, Inc.*†

63,163

737,112

Seattle Genetics, Inc.*†

64,620

736,668

Total Investments 133.1%

Acorda Therapeutics, Inc.*†

31,798

698,284

(Cost $66,054,697)

$

________

99,448,942

Metabolix, Inc.*†

27,200

647,360

Liabilities in Excess of Other

Omrix Biopharmaceuticals,

Assets – (33.1)%

$

________

(24,711,267)

Inc.*

18,473

641,752

Net Assets – 100.0%

$

74,737,675

CV Therapeutics, Inc.*

69,626

630,115

*

Non-Income Producing Security.

Indevus Pharmaceuticals,

†

All or a portion of this security is on loan at December 31, 2007

Inc.*†

88,900

617,855

Halozyme Therapeutics, Inc.*†

82,171

584,236

1